                                                                    EXHIBIT 4.5







                             RAILWORKS CORPORATION,


                          THE GUARANTORS named herein


                                      and

                     FIRST UNION NATIONAL BANK, as Trustee

                               ------------------

                                   INDENTURE

                           Dated as of April 7, 1999

                               ------------------

                               Up to $250,000,000
                   11 1/2% Senior Subordinated Notes due 2009



                              -------------------




===============================================================================

                              CROSS-REFERENCE TABLE



  TIA                                                                          Indenture
Section                                                                         Section
-------                                                                        ---------

310(a) (1)                                                                      7.10
   (a) (2)..................................................................    7.10
   (a) (3)..................................................................    N.A.
   (a) (4)..................................................................    N.A.
   (a) (5)..................................................................    7.08; 7.10
   (b) .....................................................................    7.08; 7.10;
                                                                                13.02
   (c) .....................................................................    N.A.
311(a)                                                                          7.11
   (b) .....................................................................    7.11
   (c) .....................................................................    N.A.
312(a)                                                                          2.05
   (b) .....................................................................    13.03
   (c) .....................................................................    13.03
313(a)                                                                          7.06
   (b) (1)..................................................................    N.A.
   (b) (2)..................................................................    7.06
   (c) .....................................................................    7.06; 13.02
   (d) .....................................................................    7.06
314(a)                                                                          4.06; 4.07;
                                                                                13.02
   (b) .....................................................................    N.A.
   (c) (1)..................................................................    13.04
   (c) (2)..................................................................    13.04
   (c) (3)..................................................................    N.A.
   (d) .....................................................................    N.A.
   (e) .....................................................................    13.05
   (f) .....................................................................    N.A.
315(a)                                                                          7.01(b)
   (b) .....................................................................    7.05; 13.02
   (c) .....................................................................    7.01(a)
   (d) .....................................................................    7.01(c)
   (e) .....................................................................    6.11
316(a) (last sentence)                                                          2.09
   (a) (1) (A)..............................................................    6.05
   (a) (1) (B)..............................................................    6.04
   (a) (2)..................................................................    N.A.
   (b) .....................................................................    6.07
317(a) (1)                                                                      6.08
   (a) (2)..................................................................    6.09
   (b) .....................................................................    2.04
318(a)                                                                          13.01
   (c)......................................................................    13.01


--------------------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS


                                                                               Page
                                                                               ----


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions. .................................................  1
SECTION 1.02.     Incorporation by Reference of TIA............................. 31
SECTION 1.03.     Rules of Construction......................................... 31

                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01.     Form and Dating............................................... 32
SECTION 2.02.     Execution and Authentication;
                     Aggregate Principal Amount................................. 33
SECTION 2.03.     Registrar and Paying Agent.................................... 35
SECTION 2.04.     Paying Agent To Hold Assets in Trust.......................... 35
SECTION 2.05.     Holder Lists.................................................. 36
SECTION 2.06.     Transfer and Exchange......................................... 36
SECTION 2.07.     Replacement Notes............................................. 37
SECTION 2.08.     Outstanding Notes............................................. 38
SECTION 2.09.     Treasury Notes................................................ 38
SECTION 2.10.     Temporary Notes............................................... 39
SECTION 2.11.     Cancellation.................................................. 39
SECTION 2.12.     Defaulted Interest............................................ 40
SECTION 2.13.     CUSIP Numbers................................................. 41
SECTION 2.14.     Deposit of Moneys............................................. 41
SECTION 2.15.     Book-Entry Provisions for Global Notes........................ 41
SECTION 2.16.     Special Transfer Provisions................................... 43
SECTION 2.17.     Restrictive Legends........................................... 45

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.     Notices to Trustee............................................ 46
SECTION 3.02.     Selection of Notes To Be Redeemed............................. 46
SECTION 3.03.     Optional Redemption........................................... 47
SECTION 3.04.     Notice of Redemption.......................................... 47
SECTION 3.05.     Effect of Notice of Redemption................................ 49
SECTION 3.06.     Deposit of Redemption Price................................... 49
SECTION 3.07.     Notes Redeemed in Part........................................ 50

                                                                               Page
                                                                               ----

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.     Payment of Notes.............................................. 50
SECTION 4.02.     Maintenance of Office or Agency............................... 50
SECTION 4.03.     Corporate Existence........................................... 51
SECTION 4.04.     Payment of Taxes and Other Claims............................. 51
SECTION 4.05.     Maintenance of Properties and
                     Insurance.................................................. 51
SECTION 4.06.     Compliance Certificate; Notice of
                     Default.................................................... 52
SECTION 4.07.     Reports to Holders............................................ 53
SECTION 4.08.     Waiver of Stay, Extension or Usury
                     Laws....................................................... 54
SECTION 4.09.     Limitation on Restricted Payments............................. 54
SECTION 4.10.     Limitations on Transactions with
                     Affiliates................................................. 57
SECTION 4.11.     Limitation on Incurrence of
                     Additional Indebtedness.................................... 59
SECTION 4.12.     Limitation on Dividend and Other
                     Payment Restrictions Affecting
                     Restricted Subsidiaries.................................... 59
SECTION 4.13.     Change of Control............................................. 60
SECTION 4.14.     Limitation on Asset Sales..................................... 62
SECTION 4.15.     Prohibition on Incurrence of Senior
                     Subordinated Indebtedness.................................. 66
SECTION 4.16.     Limitation on Liens........................................... 66
SECTION 4.17.     Conduct of Business........................................... 67
SECTION 4.18.     Limitation on Preferred Stock of Restricted
                     Subsidiaries............................................... 67
SECTION 4.19.     Additional Subsidiary Guarantees.............................. 68

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01.     Merger, Consolidation and Sale of
                     Assets..................................................... 68
SECTION 5.02.     Successor Corporation Substituted............................. 70

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.     Events of Default............................................. 71
SECTION 6.02.     Acceleration.................................................. 73
SECTION 6.03.     Other Remedies................................................ 74

                                                                                Page
                                                                                ----

SECTION 6.04.     Waiver of Past Defaults....................................... 74
SECTION 6.05.     Control by Majority........................................... 74
SECTION 6.06.     Limitation on Suits........................................... 75
SECTION 6.07.     Rights of Holders To Receive Payment.......................... 75
SECTION 6.08.     Collection Suit by Trustee.................................... 76
SECTION 6.09.     Trustee May File Proofs of Claim.............................. 76
SECTION 6.10.     Priorities.  ................................................. 77
SECTION 6.11.     Undertaking for Costs......................................... 77
SECTION 6.12.     Restoration of Rights and Remedies............................ 78

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.     Duties of Trustee............................................. 78
SECTION 7.02.     Rights of Trustee............................................. 79
SECTION 7.03.     Individual Rights of Trustee.................................. 81
SECTION 7.04.     Trustee's Disclaimer.......................................... 81
SECTION 7.05.     Notice of Default............................................. 81
SECTION 7.06.     Reports by Trustee to Holders................................. 82
SECTION 7.07.     Compensation and Indemnity.................................... 82
SECTION 7.08.     Replacement of Trustee........................................ 83
SECTION 7.09.     Successor Trustee by Merger, Etc.............................. 85
SECTION 7.10.     Eligibility; Disqualification................................. 85
SECTION 7.11.     Preferential Collection of
                     Claims Against the Company................................. 86

                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.     Termination of the Company's
                     Obligations................................................ 86
SECTION 8.02.     Legal Defeasance and Covenant
                     Defeasance................................................. 87
SECTION 8.03.     Conditions to Legal Defeasance or
                     Covenant Defeasance........................................ 89
SECTION 8.04.     Application of Trust Money.................................... 91
SECTION 8.05.     Repayment to the Company or the Guarantors.................... 92
SECTION 8.06.     Reinstatement................................................. 92
SECTION 8.07.     Satisfaction and Discharge.................................... 93

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


                                                                                 Page
                                                                                 ----

SECTION 9.01.     Without Consent of Holders....................................   95
SECTION 9.02.     With Consent of Holders.......................................   95
SECTION 9.03.     Compliance with TIA...........................................   96
SECTION 9.04.     Revocation and Effect of Consents.............................   96
SECTION 9.05.     Notation on or Exchange of Notes..............................   97
SECTION 9.06.     Trustee To Sign Amendments, Etc...............................   97
SECTION 9.07.     Effect on Senior Debt.........................................   97

                                  ARTICLE TEN

                             SUBORDINATION OF NOTES

SECTION 10.01.    Notes Subordinated to Senior Debt.............................   98
SECTION 10.02.    No Payment on Notes in Certain
                     Circumstances..............................................   98
SECTION 10.03.    Payment Over of Proceeds upon
                     Dissolution, Etc...........................................  100
SECTION 10.04.    Payments May Be Paid Prior to
                     Dissolution................................................  101
SECTION 10.05.    Subrogation...................................................  102
SECTION 10.06.    Obligations of the Company
                     Unconditional..............................................  103
SECTION 10.07.    Notice to Trustee.............................................  103
SECTION 10.08.    Reliance on Judicial Order or
                     Certificate of Liquidating Agent...........................  104
SECTION 10.09.    Trustee's Relation to Senior Debt.............................  104
SECTION 10.10.    Subordination Rights Not Impaired by
                     Acts or Omissions of the Company or
                     Holders of Senior Debt.....................................  105
SECTION 10.11.    Noteholders Authorize Trustee To
                     Effectuate Subordination of Notes..........................  105
SECTION 10.12.    This Article Ten Not To Prevent
                     Events of Default..........................................  106
SECTION 10.13.    Trustee's Compensation Not
                     Prejudiced.................................................  106

                                 ARTICLE ELEVEN

                                   GUARANTEE

SECTION 11.01.    Unconditional Guarantee.......................................  106
SECTION 11.02.    Subordination of Guarantee....................................  108
SECTION 11.03.    Severability..................................................  108
SECTION 11.04.    Release of a Guarantor........................................  108
SECTION 11.05.    Limitation of Guarantor's Liability...........................  109
SECTION 11.06.    Guarantors May Consolidate, etc., on
                     Certain Terms..............................................  109
SECTION 11.07.    Contribution..................................................  110

                                                                                Page
                                                                                ----


SECTION 11.08.    Waiver of Subrogation.........................................  111
SECTION 11.09.    Execution of Guarantee........................................  112
SECTION 11.10.    Waiver of Stay, Extension or Usury Laws.......................  112

                                 ARTICLE TWELVE

                     SUBORDINATION OF GUARANTEE OBLIGATIONS

SECTION 12.01.    Guarantee Obligations Subordinated to
                     Guarantor Senior Debt......................................  113
SECTION 12.02.    No Payment on Notes in Certain
                     Circumstances..............................................  113
SECTION 12.03.    Payment Over of Proceeds upon
                     Dissolution, Etc...........................................  115
SECTION 12.04.    Payments May Be Paid Prior to
                     Dissolution................................................  116
SECTION 12.05.    Subrogation...................................................  117
SECTION 12.06.    Obligations of the Guarantors
                     Unconditional..............................................  118
SECTION 12.07.    Notice to Trustee.............................................  118
SECTION 12.08.    Reliance on Judicial Order or
                     Certificate of Liquidating Agent...........................  119
SECTION 12.09.    Trustee's Relation to Guarantor
                     Senior Indebtedness........................................  119
SECTION 12.10.    Subordination Rights Not Impaired by
                     Acts or Omissions of the Guarantors
                     or Holders of Guarantor Senior
                     Debt.......................................................  120
SECTION 12.11.    Noteholders Authorize Trustee To
                     Effectuate Subordination of
                     Guarantee Obligations......................................  120
SECTION 12.12.    This Article Twelve Not To Prevent
                     Events of Default..........................................  121
SECTION 12.13.    Trustee's Compensation Not
                     Prejudiced.................................................  121

                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01.    TIA Controls..................................................  122
SECTION 13.02.    Notices.......................................................  122
SECTION 13.03.    Communications by Holders with Other
                     Holders....................................................  123
SECTION 13.04.    Certificate and Opinion as to
                     Conditions Precedent.......................................  124

                                                                                Page
                                                                                ----

SECTION 13.05.    Statements Required in Certificate or
                     Opinion....................................................  124
SECTION 13.06.    Rules by Trustee, Paying Agent,
                     Registrar..................................................  125
SECTION 13.07.    Legal Holidays................................................  125
SECTION 13.08.    Governing Law.................................................  125
SECTION 13.09.    No Adverse Interpretation of Other
                     Agreements.................................................  125
SECTION 13.10.    No Recourse Against Others....................................  125
SECTION 13.11.    Successors....................................................  126
SECTION 13.12.    Duplicate Originals...........................................  126
SECTION 13.13.    Severability..................................................  126
SECTION 13.14.    Independence of Covenants.....................................  126

SIGNATURES......................................................................  S-1

Exhibit A     -   Form of Series A Note
Exhibit B     -   Form of Series B Note
Exhibit C     -   Form of Legend for Global Notes
Exhibit D     -   Form of Certificate To Be Delivered in Connection with
                     Transfers to Non-QIB Accredited Investors
Exhibit E     -   Form of Certificate To Be Delivered in Connection with
                     Transfers Pursuant to Regulation S
Exhibit F     -   Form of Guarantee

Note:  This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

                  INDENTURE, dated as of April 7, 1999, among RAILWORKS CORPORATION, a Delaware corporation (the "Company"), each of the Guarantors named herein, as guarantors, and FIRST UNION NATIONAL BANK, as trustee (the "Trustee").

                  The Company has duly authorized the creation of an issue of 11 1/2% Senior Subordinated Notes due 2009, Series A, and 11 1/2% Senior Subordinated Notes due 2009, Series B, to be issued in exchange for the 11 1/2% Senior Subordinated Notes due 2009, Series A, pursuant to a Registration Rights Agreement (as defined) and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes (as defined), when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company, have been done.

                  Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 11 1/2% Senior Subordinated Notes due 2009, Series A and Series B:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.

                  "Acceleration Notice" has the meaning provided in Section
6.02.

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation, provided that any Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person is merged with or into the Company, becomes a Restricted Sub-sidiary or such assets are acquired from such Person will not be Acquired Indebtedness.

                  "Additional Interest" has the meaning provided in the Registration Rights Agreement.

                  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "Affiliate Transaction" has the meaning provided in Section 4.10.

                  "Agent" means any Registrar, Paying Agent or co-Registrar.

                  "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by Section 5.01; (c) a transaction constituting a Restricted Payment permitted under Section 4.09; (d) sales of obsolete, worn out, damaged or used equipment in the ordinary course of business; (e) sales of equipment or inventory in the ordinary course of business; (f) any Permitted Investment; and (g) granting of Liens as permitted under Section 4.16.

                  "Authenticating Agent" has the meaning provided in Section
2.02.

                  "Bankruptcy Law" means Title 11, United States Code, or any similar federal, state or foreign law for the relief of debtors.

                  "Blockage Period" has the meaning provided in Section 10.02.

                  "Board of Directors" means, as to any Person, the board of directors of such Person (or the equivalent thereof to the extent such Person is not a corporation) or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Borrowing Base" means the sum of (i) 85% of the net book value (after allowance for doubtful accounts) of accounts receivable (other than intercompany receivables) of the Company and the Restricted Subsidiaries arising in the ordinary course of business from the sale of products sold by the Company and the Restricted Subsidiaries or the provision of services by the Company and the Restricted Subsidiaries and (ii) 60% of the net book value (after appropriate write-downs of obsolescence, quality problems and the like) of inventories of the Company and the Restricted Subsidiaries held in the ordinary course of business, calculated in each case on a consolidated basis with the Restricted Subsidiaries in accordance with GAAP.

                  "Business Day" means a day that is not a Legal Holiday.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Capital Stock" means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and
(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

                  "Cash Equivalents" means: (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

                  "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the

Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over any consecutive two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

                  "Change of Control Offer" has the meaning provided in Section 4.13.

                  "Change of Control Payment Date" has the meaning provided in
Section 4.13.

                  "Commission" or "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means RailWorks Corporation, and any and all successors thereto.

                  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of: (i) Consolidated Net Income; and
(ii) to the extent Consolidated Net Income has been reduced thereby, (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business); (b) Consolidated Interest Expense; and (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (a) Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to (b) Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to: (i) the incurrence, repayment or retirement of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving Credit Agreement, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment or retirement, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. For purposes of calculating the Consolidated Fixed Charge Coverage Ratio only, clause (c) of the definition of Asset Sale shall not be given effect to the extent it relates to a dividend or distribution in respect of shares of the Company's Capital Stock consisting of shares of Capital Stock of a Restricted Subsidiary of the Company.

                  Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio": (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; and (3) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate; or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.

                  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of: (i) Consolidated Interest Expense; plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under this Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal; provided that Consolidated Fixed Charges shall not include (x) gain or loss from the extinguishment of debt, including, without limitation, write-off of debt issuance costs, commissions, fees and expenses, (y) amortization of customary debt issuance costs, commissions, fees and expenses or (z) customary commitment, administrative and transaction fees or charges.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization or write-off deferred financing costs; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom: (i) after-tax gains or losses (to the extent such losses are non-cash losses) from Asset Sales (without regard to the $1,000,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto; (ii) after-tax items classified as extraordinary or nonrecurring gains or losses (to the extent such losses are non-cash losses); (iii) solely for purposes of calculating Consolidated Net Income pursuant to Section 4.09 hereof, the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person; (iv) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise, except to the extent that such net income is actually paid to the Company or one of its Restricted Subsidiaries through dividends, loans or otherwise; (v) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;
(vi) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; (vii) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and
(viii) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

                  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

                  "Consolidated Non-Cash Charges" means, with respect to any Person, for any period, (a) the sum of (i) the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, (ii) expenses and charges relating to any equity offering or incurrence of Indebtedness permitted to be incurred under this Indenture, (iii) the amount of any restructuring charge or reserve, (iv) unrealized gains and losses from hedging, foreign currency or commodities translations and transactions, and (v) the amount of any reduction representing a minority interest in Guarantors, minus (b) any cash payment with respect to which a charge or reserve referred to in clause (a) was taken in a prior period, in each case, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash payments for any future period).

                  "Covenant Defeasance" has the meaning set forth in Section
8.02.

                  "Credit Agreement" means the Credit Agreement, dated as of August 4, 1998, as amended, among the Company, the lenders party thereto in their capacities as lenders thereunder and Nationsbank N.A., as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including, any amendment and restatement thereof), supplemented or otherwise modified in any manner from time to time, including any agreement extending the maturity of, refinancing, replacing, extending the maturity of or restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Default Notice" has the meaning provided in Section 10.02.

                  "Depositary" means The Depository Trust Company, its nominees and successors.

                  "Designated Senior Debt" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

                  "Event of Default" has the meaning provided in Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "Exchange Notes" means the 11 1/2% Senior Subordinated Notes due 2009, Series B, to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02, a registration rights agreement similar to the Registration Rights Agreement.

                  "Exchange Offer" has the meaning provided in the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning provided in the Registration Rights Agreement.

                  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

                  "Global Note" has the meaning provided in Section 2.01.

                  "Guarantee" means the guarantee of the Obligations of the Company with respect to the Notes by each Guarantor pursuant to the terms of this Indenture.

                  "Guarantor" means: (i) each of the Company's domestic Restricted Subsidiaries as of the Issue Date and (ii) each of the Company's domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such domestic Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

                  "Guarantor Senior Debt" means, with respect to any Guarantor: the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

                  (x) all monetary obligations of every nature of such Guarantor under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

                  (y)    all Interest Swap Obligations; and

                  (z)    all obligations under Currency Agreements;

in each case whether outstanding on the Issue Date or thereafter incurred.

                  Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

                  (1) any Indebtedness of such Guarantor to a Restricted Subsidiary of such Guarantor or an Affiliate of such Guarantor or any of such Affiliate's subsidiaries;

                  (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation);

                  (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

                  (4)    Indebtedness represented by Disqualified Capital
         Stock;

                  (5) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

                  (6) that portion of any Indebtedness incurred in violation of this Indenture pursuant to the provisions set forth under Section
         4.11 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the Trustee shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

                  (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

                  (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

                  "Holder" means the Person in whose name a Note is registered on the Registrar's books.

                  "incur" has the meaning provided in Section 4.11.

                  "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money; (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all Capitalized Lease Obligations of such Person;
(iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business); (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below; (vii) all Obligations of any other Person of the type referred to in clauses (i) through
(vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;
(viii) all Obligations under Currency Agreements and Interest Swap Agreements of such Person; and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

                  For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

                  Notwithstanding the foregoing, "Indebtedness" shall not include (i) any holdback or escrow of the purchase price for any assets or properties of any Person, (ii) any contingent payment obligations incurred in connection with any Asset Acquisition or otherwise, which are contingent on the performance of the assets or properties acquired or (iii) obligations in the ordinary course of business with respect to performance bonds, surety bonds, appeal bonds, security deposits or similar obligations.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Independent Financial Advisor" means a firm: (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Initial Notes" means, collectively, (i) the 11 1/2% Senior Subordinated Notes due 2009, Series A, of the Company issued on the Issue Date and (ii) one or more series of 11 1/2% Senior Subordinated Notes due 2009 that are issued under this Indenture subsequent to the Issue Date pursuant to
Section 2.02, in each case for so long as such securities constitute Restricted Notes.

                  "Initial Purchasers" means BT Alex. Brown Incorporated, NationsBanc Montgomery Securities LLC and First Union Capital Markets Corp.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

                  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

                  "Issue Date" means April 7, 1999, the date of original issuance of the Notes.

                  "Joint Venture" means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more of its Restricted Subsidiaries.

                  "Legal Defeasance" has the meaning set forth in Section 8.02.

                  "Legal Holiday" has the meaning provided in Section 13.07.

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "Maturity Date" means, with respect to any Note, April 15, 2009 or the date on which the principal of such Note becomes due and payable as provided in such Note or this Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of: (i) reasonable out-of-pocket expenses and fees relating to such Asset Sale (inclu-ding, without limitation, legal, accounting and investment banking fees and sales commissions); (ii) taxes paid or required to be accrued in accordance with GAAP after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;
(iii) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale; and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                  "Net Proceeds Offer" has the meaning provided in Section
4.14.

                  "Net Proceeds Offer Amount" has the meaning provided in
Section 4.14.

                  "Net Proceeds Offer Payment Date" has the meaning provided in
Section 4.14.

                  "Net Proceeds Offer Trigger Date" has the meaning provided in
Section 4.14.

                  "Non-U.S. Person" has the meaning assigned to such term in Regulation S.

                  "Notes" means, collectively, the Initial Notes, the Private Exchange Notes, if any, and the Unrestricted Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture, that are issued pursuant to this Indenture.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors of such Person serving in a similar capacity.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee complying with the requirements of Sections 13.04 and 13.05, as they relate to the giving of an Opinion of Counsel, and delivered to the Trustee. Such counsel may be an employee or of counsel to the Company.

                  "Paying Agent" has the meaning provided in Section 2.03, except that, any bankruptcy or reorganization proceeding relating to the Company, the Paying Agent shall not be the Company or any Affiliate of the Company.

                  "Permitted Indebtedness" means, without duplication, each of the following:

                  (i) Indebtedness under the Notes issued in the Offering in an aggregate principal amount not to exceed $125.0 million and the Guarantees relating thereto;

                 (ii) Indebtedness incurred pursuant to the Credit Agreement or one or more other credit agreements in an aggregate principal amount at any time outstanding not to exceed the greater of (A) $100.0 million or (B) the Borrowing Base reduced, in either case, by any required permanent repayments under the Credit Agreement or any such other credit agreement actually made with the proceeds from Asset Sales (which in the case of a revolving Credit Agreement are accompanied by a corresponding permanent commitment reduction) thereunder;

                (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

                 (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                  (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                 (vi) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

                (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than a Wholly Owned Restricted Subsidiary; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

                (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

                 (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                  (x) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed at any one time outstanding the greater of (a) $5.0 million or (b) 5% of the Consolidated Net Worth of the Company and its Restricted Subsidiaries;

                 (xi) Indebtedness in respect of financed insurance premium obligations incurred in the ordinary course of business;

                (xii)    Refinancing Indebtedness;

               (xiii) Guarantees by the Company or a Guarantor of Indebtedness that was permitted to be incurred under this Indenture; and

                (xiv) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed at any one time outstanding the greater of (a) $10.0 million or (b) 5% of the Consolidated Net Worth of the Company and its Restricted Subsidiaries.

                  For purposes of determining compliance with Section 4.11, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xiv) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such Section, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such Sec-tion. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of
Section 4.11.

                  "Permitted Investments" means: (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company; (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment to the extent held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;
(iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries (A) in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding, (B) for reasonable travel and business expenses in the ordinary course of business for bona fide business purposes and (C) for reasonable relocation expenses in the ordinary course of business not in excess of $1.0 million at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.14 hereof; (viii) Guarantees of Indebtedness otherwise permitted under this Indenture; (ix) Investments in Joint Ventures in an aggregate amount not to exceed $5.0 million at any one time outstanding; and (x) additional Investments not to exceed $5.0 million at any one time outstanding.

                  "Permitted Liens" means the following types of Liens:

                  (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) con-tested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                 (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                 (iv)    judgment Liens not giving rise to an Event of Default;

                  (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                 (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

                (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (a) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (b) the

         Lien securing such Indebtedness shall be created within 90 days of such acquisition;

               (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                 (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

                 (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

                (xii) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (x) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

               (xiii)    Liens securing Indebtedness under Currency Agreements;

                (xiv) Liens securing Acquired Indebtedness incurred in accordance with Section 4.11; provided that:

                         (a)       such Liens secured such Acquired
                  Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Re-stricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

                         (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

                  (xv) Liens not permitted by clauses (i) through (xiv) that are incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

                  "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Physical Notes" shall have the meaning provided in
Section 2.01.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

                  "Private Exchange Notes" shall have the meaning provided in the Registration Rights Agreement.

                  "Private Placement Legend" means the legend initially set forth on the Initial Notes in the form set forth on Exhibit A.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company's Board of Directors in consultation with its independent certified public accountants.

                  "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                  "Redemption Date," when used with respect to any Note to be redeemed (in whole or in part) means the date fixed for such redemption pursuant to this Indenture and the Notes.

                  "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

                  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the ratio under Section 4.11 or pursuant to clause (i), (iii) or (xi) of the definition of "Permitted Indebtedness," in each case that does not:

                  (i) result in an increase in the aggregate principal amount of the Indebtedness of such Person being Refinanced (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

                 (ii) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness of the Company or any Restricted Subsidiary that is a Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                  "Registrar" has the meaning provided in Section 2.03.

                  "Registration Rights Agreement" means the registration rights agreement dated the Issue Date between the Company, the Guarantors and the Initial Purchasers.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Global Note" means a permanent Global Note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S.

                  "Replacement Assets" has the meaning provided in Section
4.14.

                  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

                  "Restricted Note" means a Note that constitutes a "Restricted Security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Note.

                  "Restricted Payment" has the meaning provided in Section
4.09.

                  "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's Ratings Group.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

                  "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

                  (i) all monetary obligations of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

                 (ii)    all Interest Swap Obligations; and

                (iii) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, "Senior Debt" shall not include:

                  (i) any Indebtedness of the Company to a Restricted Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries;

                 (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation);

                (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

                 (iv)    Indebtedness represented by Disqualified Capital
         Stock;

                  (v) any liability for federal, state, local or other taxes owed or owing by the Company;

                 (vi) that portion of any Indebtedness incurred in violation of this Indenture pursuant to the provisions set forth under Section
         4.11 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative and the Trustee shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

                (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

               (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

                  "Significant Subsidiary," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

                  "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

                  "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

                  "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "Unrestricted Subsidiary" of any Person means: (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary.

                  The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:
(i) the Company certifies to the Trustee that such designation complies with
Section 4.09 hereof; and (ii) each Sub-
sidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

                  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if: (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
Section 4.11 hereof; and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Unrestricted Notes" means one or more Notes that do not and are not required to bear the private placement legend in the form set forth on Exhibit A, including, without limitation, the Exchange Notes in the form set forth as Exhibit B hereto.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding aggregate principal amount of such Indebtedness into (ii) the sum of the total of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (B) the number of years (calcu-lated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

                  "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 1.02.       Incorporation by Reference of TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, the Guarantors, if any, or any other obligor on the Notes or the Guarantees, if any.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.       Rules of Construction.

                  Unless the context otherwise requires:

                  (1)    a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the Issue Date;

                  (3)    "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular; and

                  (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01.       Form and Dating.

                  The Initial Notes, the notation thereon relating to the Guarantees, if any, and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes, the notation thereon relating to the Guarantees, if any, and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of issuance and shall show the date of its authentication. Each Note shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit F hereto. Each Note shall be dated the date of its authentication.

                  The terms and provisions contained in the Notes and the Guarantees, if any, annexed hereto as Exhibits A and B and Exhibit F, if any, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Notes offered and sold in reliance on Rule 144A, and Notes offered and sold in reliance on Regulation S, shall be issued initially in the form of one or more permanent global notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A (each a "Global Note"), and shall be deposited with the Trustee, as custodian for the Depositary, and registered in the name of a nominee of the Depositary. The Global Note shall bear the legend set forth in Exhibit C, and shall be duly executed by the Company (and have an executed Guarantee from each of the Guarantors endorsed thereon) and shall be authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                  Notes issued in exchange for interests in a Global Note pursuant to Section 2.15 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes") and shall bear the legend set forth in Exhibit A. All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Company and the Guarantors have been so complied with.

SECTION 2.02.       Execution and Authentication; Aggregate
                    Principal Amount.

                  One Officer shall sign the Notes for the Company, and the Guarantees for the Guarantors, by manual or facsimile signature and may be imprinted or otherwise reproduced. Each Guarantor, if any, shall execute the Guarantee in the manner set forth in Section 11.09.

                  If an Officer whose signature is on a Note or a Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note and Guarantee shall nevertheless be valid.

                  A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature of such representative of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed

$250,000,000 in one or more series; provided that the aggregate principal amount of Initial Notes on the Issue Date shall not exceed $125,000,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only (x) in exchange for a like principal amount of Initial Notes or (y) in an aggregate principal amount of not more than the excess of $250,000,000 over the sum of the aggregate principal amount of (A) Initial Notes then outstanding, (B) Private Exchange Notes then outstanding and (C) Unrestricted Notes issued in accordance with (iii)(x) above, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether (subject to Section 2.01) the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clauses (ii) or (iii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee stating that the issuance of the Private Exchange Notes or the Unrestricted Notes, as the case may be, does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Company. The aggregate principal amount of Notes outstanding at any time may not exceed $250,000,000, except as provided in Sections 2.07 and 2.08.

                  In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to clauses (i) and (iii) of the first sentence of the immediately preceding paragraph, the Company shall use its best efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

                  The Notes shall be issuable in fully registered form only, without coupons, and only in denominations of $1,000 and integral multiples thereof.

SECTION 2.03.       Registrar and Paying Agent.

                  The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New
York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  In the event that the Company shall retain any Person not a party to this Indenture as an Agent hereunder, the Company shall enter into an appropriate agency agreement with such Agent, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

                  The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Company. The office of the Paying Agent as Registrar for purposes of this Section 2.03 shall initially be at First Union National Bank, 40 Broad Street, 5th Floor, Suite 550, New York, New York 10004.

SECTION 2.04.       Paying Agent To Hold Assets in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Articles Ten and Eleven hereof, each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and to account for any assets disbursed, and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets delivered to the Trustee.

SECTION 2.05.       Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee at least five (5) Business Days before each Record Date and before each related Interest Payment Date and at such other times as the Trustee may request in writing, a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.       Transfer and Exchange.

                  Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; provided, further, that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, and that the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Guarantors shall execute Guarantees thereon and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require from such Holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchanges or transfers pursuant to Sections 2.10, 3.07, 4.13, 4.14 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

                  The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before (a) the selection of Notes to be redeemed under Section 3.02, or (b) the mailing of a notice of redemption of Notes, and ending at the close of business on the day of such mailing of the relevant notice of redemption and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

                  Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

SECTION 2.07.       Replacement Notes.

                  If a mutilated Note is surrendered to the Trustee or the Registrar or if the Holder of a Note shall provide the Company and the Trustee with evidence to their satisfaction that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and execute and the Trustee shall authenticate a replacement Note and each of the Guarantors shall execute a Guarantee thereon if the Trustee's requirements are met and the Holder satisfies any other reasonable requirement of the Trustee. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the reasonable judgment of the Company, the Guarantors and the Trustee, to protect the Company, the Guarantors, the Trus-tee or any Agent (including the Paying Agent) from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable expenses in replacing a Note, including reasonable fees and expenses of the Trustee and counsel. The Trustee may charge the Company for the Trustee's expenses in replacing such Note. Every replacement Note shall constitute an additional obligation of the Company and every replacement Guarantee shall constitute an additional obligation of the Guarantors.

SECTION 2.08.       Outstanding Notes.

                  Notes outstanding at any time are all the Notes that have been authenticated by the Trustee (except for those cancelled by it), those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Company, any Guarantor or any of their Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), such Note, together with the related Guarantee, ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note and the related Guarantee cease to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date or the Maturity Date the Paying Agent segregates and holds in trust, in accordance with this Indenture, U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.       Treasury Notes.

                  In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

SECTION 2.10.       Temporary Notes.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes and the Guarantors shall prepare temporary Guarantees thereon upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated and shall direct the Trustee to authenticate such Notes and certify that all conditions precedent to the issuance of such Notes contained herein have been complied with. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and execute, and the Trustee shall authenticate and the Guarantors shall execute Guarantees on, upon receipt of a written order of the Company pursuant to
Section 2.02, definitive Notes and deliver them in exchange for temporary
Notes.

SECTION 2.11.       Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of, in its customary manner and deliver evidence of disposal of, all Notes surrendered for transfer, exchange, payment or cancellation. Subject to
Section 2.07, the Company may not issue new Notes to replace Notes that the Company has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.       Defaulted Interest.

                  The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time on the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the Default Interest Payment Date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                  Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section, such payment shall be deemed practicable by the Trustee.

SECTION 2.13.       CUSIP Numbers.

                  The Company in issuing the Notes may use one or more "CUSIP" number(s), and, if so, the appropriate CUSIP number(s) shall be included in all notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is thereby deemed to be made by the Trustee as to the correctness or accuracy of any CUSIP number(s) printed on the Notes or as contained in any notice of a redemption, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14.       Deposit of Moneys.

                  Prior to 10:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Date, Payment Date and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Date, Payment Date or Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date or Net Proceeds after Payment Date, as the case may be.

SECTION 2.15.       Book-Entry Provisions for Global Notes.

          (a) The Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary,
(ii) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary and (iii) bear legends as set forth in Exhibit C.

                  Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Note (i) if the Depositary notifies the Company and the Company notifies the Trustee in writing that the Depositary is unwilling or unable to continue as depositary for any Global Note, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) if requested by a holder of such interests.

                  (c) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (d) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in the Global Note pursuant to paragraph
(b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A.

                  (e) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.       Special Transfer Provisions.

                  The Trustee is entitled to rely upon the certificates delivered pursuant to this Section 2.16 and is irrevocably authorized to produce such certificates or copies thereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered thereby.

                  (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

                  (i) the Registrar shall register the transfer of any Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and any legal opinions and certifications required thereby and (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto;

                 (ii) if the proposed transferor is a Participant holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and
         (y) instructions given in accordance with the Depositary's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.



         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                 (ii) if the proposed transferee is a Participant, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

         (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver

         Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.16 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                 The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16 for a period of three years. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.17.       Restrictive Legends.

                 Each Global Note and Physical Note that constitutes a Restricted Note shall bear the legend (the "Private Placement Legend") as set forth in Exhibit A on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).

                 Each Global Note shall also bear the legend as set forth in Exhibit C.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.       Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes and Section 3.03, it shall notify for the Trustee and the Paying Agent in writing of the Redemption Date and the aggregate principal amount of the Notes to be redeemed. Such notice must be mailed by first-class mail at least 45 days prior to the Redemption Date, but shall not be given more than 60 days before the Redemption Date together with an Officers' Certificate and Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.       Selection of Notes To Be Redeemed.

                  If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed either: (1) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate or (2) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; provided, however, that if partial redemption is made with the proceeds of an Equity Offering (as defined in Section 3.03(b)) prior to April 15, 2002, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the applicable procedures of the Depositary) unless such method is otherwise prohibited. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.       Optional Redemption.

          (a) Except as provided in Section 3.03(b), the Notes are not redeemable before April 15, 2004. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount thereof) plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the twelve-month period commencing on April 15 of the year set forth below:

                                            PERCENTAGE
                                            OF PRINCIPAL
          YEAR                                AMOUNT
          ----                              ------------

          2004..........................      105.750%
          2005..........................      103.833%
          2006..........................      101.917%
          2007 and thereafter...........      100.000%

          In addition, the Company must pay accrued and unpaid interest on the Notes redeemed.

          (b) Notwithstanding the foregoing, at any time, or from time to time, on or prior to April 15, 2002, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Notes issued under this Indenture at a redemption price of 111.500% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that: (i) at least 65% of the principal amount of Notes issued under this Indenture remains outstanding immediately after any such redemption; and (ii) the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering. "Equity Offering" means public or private offering of Qualified Capital Stock of the Company; provided that, in the event such equity offering is not in the form of an underwritten public offering registered under the Securities Act, the proceeds received by the Company directly or indirectly from such offering are not less than $10.0 million.

SECTION 3.04.       Notice of Redemption.

                    At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. Each notice for redemption shall identify the Notes to be redeemed, including the CUSIP number, and shall state:

                    (1) the Redemption Date;

                    (2) the Redemption Price and the amount of accrued and unpaid interest, if any, to be paid as of the Redemption Date;

                    (3) the paragraph and subparagraph of the Notes pursuant to which the Notes are being redeemed;

                    (4) the name and address of the Paying Agent;

                    (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any;

                    (6) that, unless the Company defaults in paying the Redemption Price, or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest, if any, on Notes (or a portion thereof) called for redemption shall cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment as of the Redemption Date of the Redemption Price plus accrued and unpaid interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

                    (7) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

                    (8) that, if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

                    (9) the CUSIP number, provided that no representation is made as to the correctness or accuracy of the

         CUSIP number, if any, listed on such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

SECTION 3.05. Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with
Section 3.04, such notice of redemption shall be irrevocable and Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued and unpaid interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued and unpaid interest, if any, thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the Redemption Price.

SECTION 3.06. Deposit of Redemption Price.

                  On or before 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or any Affiliate is the Paying Agent, shall segregate and hold in trust), in immediately available funds, U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, on all Notes, or portions thereof, to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company, as soon as practicable, any U.S. Legal Tender so deposited that is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

                  Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, on and after the applicable Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption, whether or not such Notes are presented for payment.

SECTION 3.07. Notes Redeemed in Part.

                  Upon surrender of a Note that is to be redeemed in part, the Company shall issue and execute, and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Notes.

                  The Company shall pay the principal of, or premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest, if any, on the Notes shall be considered paid on the date it is due if on such date the Trustee or Paying Agent holds (or segregates if the Company is the Paying Agent), prior to 11:00 a.m. New York City time on that date, U.S. Legal Tender designated for and sufficient to pay in a timely manner the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

                  The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02. Maintenance of Office or Agency.

                  The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, the presentations, surrenders, notices and demands referred to in
Section 2.03 may be made or served at the address of the Trustee set forth in
Section 13.02.

SECTION 4.03. Corporate Existence.

                  Except as otherwise permitted by Articles Four and Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and corporate power and the corporate or other existence and corporate power of each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right and, with respect to any of its Restricted Subsidiaries, any such existence or right, if in the judgment of an executive officer of the Company or such Restricted Subsidiary, as the case may be, shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company or its Subsidiaries, taken as a whole.

SECTION 4.04. Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all material lawful claims for labor, materials, supplies and services that, if unpaid when due, might by law become a Lien upon the property of it or any of its Subsidiaries to the extent the failure to pay or discharge the items referred to in clause (i) or (ii) could have a material adverse effect on the consolidated financial condition of the Company and its Restricted Subsidiaries, taken as a whole; provided, however, that there shall not be required to be paid or discharged any such tax, assessment, charge or claim, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

SECTION 4.05. Maintenance of Properties and Insurance.

                  (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its properties in good working order and in normal condition (subject to ordinary wear and tear) and make or cause to be made all repairs, renewals, replacements, additions, betterments and improvements thereto, and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the ordinary course of business or, in the judgment of an executive officer of the Company or the Restricted Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

                  (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the judgment of an executive officer of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or any state thereof or an agency or instrumentality of such governments, in such amounts, with such deductibles, and by such methods as shall be customary, in the judgment of an executive officer of the Company, for companies similarly situated in the industry.

SECTION 4.06. Compliance Certificate; Notice of Default.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each of the Company's fiscal years, an Officers' Certificate (signed by the principal executive officer, principal financial officer or principal accounting officer) stating, as to each such officer signing such certificate, that to such officers' knowledge (after due inquiry) the Company and its Restricted Subsidiaries during such preceding fiscal year has kept, observed, performed and fulfilled each and every such obligation under this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                  (b) The annual financial statements delivered pursuant to
Section 4.07 shall be accompanied by a written report of the Company's independent certified public accountants (who shall be a firm of established national reputation) stating whether, in connection with their audit examination, any Default or Event of Default, insofar as such Default or Event of Default relates to accounting matters, has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature thereof, and, to the extent available, the period of existence thereof; provided, however, that any such report shall be in such form permitted by, and subject to such qualifications and limitations provided by, the then current recommendations of the American Institute of Certified Public Accountants; provided, further, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

                  (c) So long as any of the Notes are outstanding (i) if any Default or Event of Default has occurred and is continuing or (ii) if any Holder shall have notified the Company that it seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action (including any action the Company is taking or proposes to take in respect thereof) within five Business Days of its becoming aware of such occurrence.

SECTION 4.07.              Reports to Holders.

                  (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA ss. 314(a).

                  (b) In addition, following the consummation of the Exchange Offer , whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.08. Waiver of Stay, Extension or Usury Laws.

                  The Company and each Guarantor each covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law wherever enacted, now or at any time hereafter in force, which may affect the obligations or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby each expressly waive all benefit or advantage of any such law, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09. Limitation on Restricted Payments.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in options, warrants or other rights to purchase Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock; (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than in either case any such Capital Stock or other securities owned by the Company or any of its Restricted Subsidiaries); (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes ((i) other than any such subordinated Indebtedness owed to the Company or any of its Restricted Subsidiaries and (ii) except the prepayment, purchase, repurchase or other acquisition or retirement of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of prepayment, purchase, repurchase or other acquisition or retirement); or
(4) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"); if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing; or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.11; or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of (i) Qualified Capital Stock of the Company and (ii) Indebtedness or Disqualified Capital Stock that has been converted into or exchanged for Qualified Capital Stock together with the aggregate net cash proceeds received by the Company or any Restricted Subsidiary at the time of such conversion or exchange; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under Section 3.03(b); plus (z) without duplication, the sum of: (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments; (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of the Company); and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

                  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either
(i) solely in exchange for shares of Qualified Capital Stock of the Company, or
(ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness; (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Capital Stock of the Company from employees, former employees, directors or former directors of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or former employees, or termination of the term of such director or former director, in an aggregate amount not to exceed $1.0 million in any calendar year; (5) loans and advances made to officers or other employees to make tax payments associated with stock grants and/or the grant or exercise of stock options (i) pursuant to existing employment agreements in an amount not to exceed $6.5 million within six months after the Issue Date and (ii) in an amount not to exceed $1.0 million in any calendar year thereafter; (6) loans and advances to officers and other employees of the Company or any of its Restricted Subsidiaries for the exercise of stock options in an amount not to exceed $1.0 million at any one time outstanding; (7) the repurchase of any subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness in the event of a "change of control" in accordance with provisions similar to those set forth in Section 4.13; provided that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in
Section 4.13 with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer; (8) Payments or distributions to stockholders pursuant to appraisal rights in respect of up to 10% of the Capital Stock of the Company or any Restricted Subsidiary required by law in connection with a consolidation, merger or transfer of assets that complies with Section 5.01; and (9) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $1.0 million. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2) (ii), (4), (5), (6),
(7) and (9) shall be included in such calculation.

                  Not later than the date of making any Restricted Payment, the Company shall deliver to the trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

SECTION 4.10. Limitations on Transactions with Affiliates.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates

(each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                  (b) The restrictions set forth in the first paragraph of this covenant shall not apply to: (1) reasonable fees and compensation (including severance payments and compensation in the form of securities) and customary expense reimbursement paid to and indemnity and reimbursement provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (3) transactions pursuant to or contemplated by any agreement as in effect as of the Issue Date or any amendment thereto or any replacement agreement so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (4) loans and advances to employees or officers of the Company and its Restricted Subsidiaries permitted by clause (iv) of the definition of "Permitted Investments"; (5) Restricted Payments permitted by this Indenture; and (6) contingent and "earn out" payments incurred in connection with any

Assets Acquisition or otherwise, which are contingent on the performance of the assets or properties acquired.

SECTION 4.11. Limitation on Incurrence of Additional Indebtedness.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries of the Company that are not Guarantors may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than (x)
2.0 to 1.0 if the date of such incurrence is on or prior to April 1, 2001, or
(y) 2.25 to 1.0 if the date of such incurrence is on or after April 1, 2001 and prior to April 1, 2004, or (z) 2.5 to 1.0 if the date of such incurrence is on or after April 1, 2004.

SECTION 4.12. Limitation on Dividend and Other Payment Restrictions Affecting
              Restricted Subsidiaries.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to: (i) pay dividends or make any other distributions on or in respect of its Capital Stock; (ii) make loans or advances or to pay any Indebtedness owed to the Company or any other Restricted Subsidiary of the Company; or (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (a) applicable law; (b) this Indenture, the Guarantees and the Notes; (c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (e) the Credit Agreement and any other agreements in effect on the Issue Date; (f) an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates upon consummation of such sale or termination of such agreements); (g) any agreement or instrument governing Indebtedness or Capital Stock of any Person in effect at the time it is acquired by the Company or any of its Restricted Subsidiaries; (h) purchase money obligations for assets acquired in the ordinary course of business that impose restrictions of the nature described in (3) above on the property so acquired;
(i) customary provisions with respect to the disposition or distribution of assets in joint venture agreements and other similar agreements; (j) customary restrictions on transfers of property subject to a Lien permitted under this Indenture imposed by the holder of such Lien; or (k) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement permitted above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to above.

SECTION 4.13. Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

                  (b) Within 30 days following the date upon which a Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

                    (1) that the Change of Control Offer is being made pursuant to Section 4.13 and that all Notes validly tendered and not withdrawn will be accepted for payment and that the Change of Control Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

                    (2) the purchase price (including the amount of accrued and unpaid interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                    (3) that any Note not tendered will continue to accrue interest;

                    (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                    (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent and Registrar for the Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                    (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                    (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof; and

                    (8) the circumstances and relevant facts regarding such Change of Control to the extent required by law.

                  (c) On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Company for cancellation. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. For purposes of this Section 4.13, the Trustee shall act as the Paying Agent.

                  Neither the Board of Directors of the Company nor the Trustee may waive provisions of this Section 4.13 relating to a Holder's right of redemption upon a Change of Control, or the Company's obligations to make a Change of Control Offer.

                  (d) The Company will comply with the requirements of Rule 14e- 1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

                  The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.14. Limitation on Asset Sales.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors); (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (x) any liabilities (as shown on the most recent balance sheet of the Company or such Restricted Subsidiary) of the Company or any of its Restricted Subsidiaries (other than liabilities that are by their terms subordinated to the Notes or any Guarantee thereof, as the case may be) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days after receipt, shall be deemed to be cash for the purposes of this clause (ii); and
(iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either: (a) to prepay any Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility; (b) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related or ancillary thereto ("Replacement Assets"); or (c) a combination of prepayment and investment permitted by the foregoing clauses (iii)(a) and (iii)(b). On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses
(iii)(a), (iii)(b) and (iii)(c) above (each, a "Net Proceeds Offer Trigger Date"), subject to the immediately succeeding paragraph such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(a), (iii)(b) and (iii)(c) above (each a "Net Proceeds Offer Amount") shall be applied by the Company or such

Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

                  The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph). Upon completion of a Net Proceeds Offer, the amount of Net Cash Proceeds and the aggregate unutilized Net Proceeds Offer Amount will be reset to zero. Accordingly, to the extent that any Net Proceeds remain after consummation of a Net Proceeds Offer, the Company may use such Net Proceeds for any purpose not prohibited by this Indenture.

                  (b) Notwithstanding clauses (i) and (ii) of Section 4.14(a), the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that: (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and (ii) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of clauses (i) and (ii) of Section 4.14(a).

                  (c) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

                           (1) that the Net Proceeds Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued and unpaid interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (based on amounts tendered) (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased);

                           (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Proceeds Purchase Date");

                           (3) that any Note not tendered will continue to accrue interest if interest is then accruing;

                           (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

                           (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the second Business Day prior to the Proceeds Purchase Date;

                           (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the second Business Day preceding the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his/her election to have such Note purchased; and

                           (7) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above,
(ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Proceeds Purchase Date. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.14 by virtue thereof.

SECTION 4.15.     Prohibition on Incurrence of Senior Subordinated Indebtedness.

                  The Company will not, and will not permit any Restricted Subsidiary that is a Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or such Guarantor's Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

SECTION 4.16.     Limitation on Liens.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless: (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and (ii) in all other cases, the Notes are equally and ratably secured, except for: (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (b) Liens securing Senior Debt and Liens securing Guarantor Senior Debt; (c) Liens securing the Notes and the Guarantees; (d) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company; (e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens: (1) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (2) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (f) Permitted Liens.

SECTION 4.17.     Conduct of Business.

                  The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related or ancillary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.18.     Limitation on Preferred Stock of Restricted Subsidiaries.

                  The Company will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the

Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor. Notwithstanding the foregoing, nothing in this Section
4.18 will prohibit Preferred Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary of the Company, (B) such Person merges with or into a Restricted Subsidiary of the Company or (C) a Restricted Subsidiary of the Company merges with or into such Person; provided that such Preferred Stock was not issued or incurred by such Person in anticipation of a transaction contemplated by subclause (A), (B) or (C) above.

SECTION 4.19.     Additional Subsidiary Guarantees.

                  If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any domestic Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another domestic Restricted Subsidiary having total assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall: (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee on a senior subordinated basis all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture; and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION


SECTION 5.01.     Merger, Consolidation and Sale of Assets.

                  (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless (i) either: (a) the Company shall be the surviving or continuing corporation; or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"): (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.11; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  Notwithstanding the foregoing clauses (a)(ii), (iii) and (iv) of this Section 5.01, (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its property and assets to the Company or any other Restricted Subsidiary and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction in the United States.

                  (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  (c) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of
Section 4.14) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor except in accordance with the provisions of Section 11.06(b).

SECTION 5.02.     Successor Corporation Substituted.

                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with
Section 5.01, in which the Company is not the Surviving Entity, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, so that in the event of a conveyance, lease or transfer, the conveyor, lessor or transferor will be released from the provisions of this Indenture. When a successor corporation assumes all of the obligations of the predecessor hereunder and under the Notes and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES


SECTION 6.01.     Events of Default.

                  Each of the following shall be an "Event of Default":

                  (1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Articles 10 or 12 of this Indenture);

                  (2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including, the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or Net Proceeds Offer)(whether or not such payment shall be prohibited by Articles 10 or 12 of this Indenture);

                  (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, whether outstanding under one or more agreements, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time;

                  (5) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

                  (6) the Company or any of its Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

                           (a)  commences a voluntary case or proceeding;

                           (b) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding;

                           (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                           (d) makes a general assignment for the benefit of its
                  creditors;

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief against the Company or any
                  Significant Subsidiary of the Company in an involuntary case or proceeding,

                           (b) appoints a Custodian of the Company or any
                  Significant Subsidiary of the Company for all or substantially all of its properties, or

                           (c) orders the liquidation of the Company or any
                  Significant Subsidiary of the Company; or

                    (8) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture) and such condition has continued for a period of 30 days after written notice of such failure requiring the Guarantor and the Company to remedy the same has been given (x) to the Company by the

         Trustee or (y) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the Notes then outstanding.

SECTION 6.02.     Acceleration.

                  (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and the unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  (b) At any time after a declaration of acceleration with respect to the Notes as described in Section 6.02(a), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest, and overdue principal which has become due otherwise than by such declaration of acceleration has been paid;
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (6) or (7) of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such re-scission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.     Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or accrued and unpaid interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  All rights of action and claims under this Indenture or the Notes may be entered by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.     Waiver of Past Defaults.

                  Subject to Sections 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in Section 6.01(1) or (2) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This Section 6.04 shall be in lieu of ss. 316(a)(i)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.05.     Control by Majority.

                  The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may, in its discretion, refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee, in its discretion, that is not inconsistent with such direction; and provided further, that this provision shall not affect the rights of the Trustee set out in
Section 7.01(d). Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.     Limitation on Suits.

                  A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) the Holder gives to a Trust Officer of the Trustee notice of a continuing Event of Default;

                  (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holders offer to the Trustee reasonable indemnity or security against any loss, liability or expense to be incurred in compliance with such request, which such indemnity is satisfactory to the Trustee;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of satisfactory indemnity or security; and

                  (5) during such 60-day period following receipt of the request the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.     Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.     Collection Suit by Trustee.

                  If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Guarantor or any other obligor on the Notes for the whole amount of principal and accrued interest then due and remaining unpaid (together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest) at the rate set forth in the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07.

SECTION 6.09.     Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents, consultants and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property, and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.     Priorities.

                  If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:



                  First:   to the Trustee, its agents and attorneys for amounts
         due under Sections 6.09 and 7.07, including payment of all compensation, expense and liabilities incurred and all advances made by the Trustee and the cost and expenses of collection;

                  Second: to holders of Senior Debt, to the extent required in Article Ten and the holders of Guarantor Senior Debt, to the extent required in Article Twelve;

                  Third:   if the Holders are forced to proceed against the
         Company directly without the Trustee, to Holders for their collection costs;

                  Fourth: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                  Fifth:   to the Company, the Guarantor, if any, or any other
         obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

                  The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.     Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a

Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

SECTION 6.12.     Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Guarantors, if any, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.     Duties of Trustee.

                  (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of a Default or an Event of
Default:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture that are adverse to the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, as to any certificates or opinions which are required by any provision of this Indenture to be delivered or provided to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (1) This paragraph does not limit the effect of paragraph
         (b) of this Section 7.01.

                    (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section
7.01 and the provisions of the TIA.

                  (f) In the absence of negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.     Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate, or an Opinion of Counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books and records of the Company pertaining to the Notes, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Notes pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

                  (g) The Trustee may consult with counsel, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (h) The Trustee shall not be charged with knowledge of any Defaults or Events of Default unless either (1) a Trust Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by any Holder or by the Company or any other obligor on the Notes or any holder of Senior Debt or any Representative thereof.

                  (i) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03.     Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary, or their respective Affiliates, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.     Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

SECTION 7.05.     Notice of Default.

                  If a Default or an Event of Default occurs and is continuing and if the Trustee has knowledge of such Default or Event of Default, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in the payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its Board of Directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06.     Reports by Trustee to Holders.

                  Within 60 days after May 15 of each year beginning with May 15, 1999, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and 313(c).

                  A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

                  The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange, and if the Notes are so listed, the Trustee shall comply with TIA ss. 313(d).

SECTION 7.07.     Compensation and Indemnity.

                  The Company shall pay to the Trustee, from time to time, such compensation for its services as the parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties and the discharge of its obligations under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

                  The Company and the Guarantors shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold it harmless against, any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by them except for such actions to the extent caused by any negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence or willful misconduct.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of premium, if any, or interest on particular Notes.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

                  The obligations of the Company under this Section 7.07 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's Obligations pursuant to Article Eight or the termination of this Indenture.

SECTION 7.08.     Replacement of Trustee.

                  The Trustee may resign by so notifying the Company in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may ap-point a successor Trustee, which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or relevant banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.     Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition and have a Corporate Trust Office in the City of New York. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other notes, or certificates of interest or participation in other notes, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Company and any other obligor of the Notes.

SECTION 7.11.     Preferential Collection of Claims Against the Company.

                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company and any other obligor of the Notes.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.     Termination of the Company's Obligations.

                  The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in
Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                  (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

                  (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient, in the opinion of a nationally recognized firm of independent public accountants, without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Notes; and, provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Ten;

                  (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

                  (d) the Company shall have paid all other sums payable by it hereunder; and

                  (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

                  Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06
shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's and the obligations in Sections 7.07, 8.05 and 8.06 shall survive.

                  After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantor's obligations under the Notes the Guarantees, and this Indenture except for those surviving obligations specified above.

SECTION 8.02.     Legal Defeasance and Covenant Defeasance.

                  (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph
(b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

                  (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 8.03 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt or Guarantor Senior Debt under Article Ten or Eleven, as the case may be, or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes under Article Two and Section 4.02, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

                  (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from its obligations under the covenants contained in Sections 4.10 through 4.19 and Article Five with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Section 8.03 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt or Guarantor Senior Debt under Article Ten or Eleven or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Sections 6.01(3), 6.01(4), 6.01(5), 6.01(8) and 8.03 shall not constitute Events of Default.

SECTION 8.03.     Conditions to Legal Defeasance or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) to the outstanding Notes:

                  (a) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                  (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, this Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Unites States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or insofar as Sections 6.01 (6) and (7) are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than as permitted by the parenthetical phrase in clause (d) above) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or re-lating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                  (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions: (A) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the Indenture; and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.04.     Application of Trust Money.

                  The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05.     Repayment to the Company or the Guarantors.

                  Subject to Sections 7.07 and 8.01, the Trustee and the Paying Agent shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay as soon as practicable to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date of payment of such principal and interest; provided, however, that the Company shall, if requested by the Trustee or Paying Agent, give to the Trustee or Paying Agent indemnification reasonably satisfactory to it against and any and all liability which may be incurred by it by reason of such payment; provided further, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company or a Guarantor. After payment to the Company or a Guarantor, as the case may be, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.06.     Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight; provided that if the Company or any Guarantor, as the case may be, has made any payment of principal of premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 8.07.     Satisfaction and Discharge.

                  This Indenture, the Notes and the Guarantees will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when: (i) either: (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under this Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.     Without Consent of Holders.

                  The Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes or any Guarantee without the consent of any Holders:

                  (1) to comply with Article Five; or

                  (2) to add to the covenants of the Company or any Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor; or

                  (3) to add additional Events of Default; or

                  (4) to provide for uncertificated Notes in addition to or in place of certificated Notes; or

                  (5) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee; or

                  (6) to secure the Notes or any Guarantee; or

                  (7) to cure any ambiguity or inconsistencies or to correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provisions in this Indenture or to make any other provisions with respect to matters or questions arising under this Indenture so long as such change does not adversely affect the rights of the Holders in any material respect; or

                  (8) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA, if applicable; or

                  (9) to release any Guarantor from its Guarantee in accordance with the provisions of this Indenture (including in connection with a sale of all of the Capital Stock or all or substantially all of the assets of such Guarantor);

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.     With Consent of Holders.

                  Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), may modify, amend or supplement this Indenture or the Notes, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

                  (1) reduce the amount of Notes whose Holders must consent to an amendment;

                  (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

                  (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

                  (4) make any Notes payable in money other than that stated in the Notes;

                  (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

                  (6) after the Company's obligations to purchase Notes arises hereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

                  (7) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner materially adverse to the Holders; or

                  (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective (as provided in Section 9.04), the Company shall mail to the Holders affected thereby at their registered addresses a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.     Compliance with TIA.

                  Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect; provided, however, that this
Section 9.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time the Indenture and the Trustee are required by the TIA to be so qualified.

SECTION 9.04.     Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

                  The Company may, but shall not be obligated to, fix such record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05.     Notation on or Exchange of Notes.

                  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.     Trustee To Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to and adopted in accordance with this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that no default or event of default shall occur as a result of such amendment, supplement or waiver. Such Opinion of Counsel shall not be an expense of the Trustee.

SECTION 9.07.     Effect on Senior Debt.

                  No amendment, supplement or waiver of this Indenture shall adversely affect the rights of any holder of Senior Debt, or Guarantor Senior Debt, if any (including their rights under Article Ten or Eleven), without the consent of such holder.

                                   ARTICLE TEN

                             SUBORDINATION OF NOTES

SECTION 10.01.    Notes Subordinated to Senior Debt.

                  The Company covenants and agrees, and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and the Trustee and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

SECTION 10.02.    No Payment on Notes in Certain Circumstances.

                  (a) If any default occurs and is continuing in the payment when due, whether at stated maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of or regularly accruing fees with respect to any Senior Debt, no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Payment Blockage Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Payment Blockage Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or
(y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default that existed or was continuing on the date of the delivery of any Payment Blockage Notice to the Trustee of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of any Payment Blockage Notice that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

                  (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

                  Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

SECTION 10.03.    Payment Over of Proceeds upon Dissolution, Etc.

                  (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations with respect to all Senior Debt shall first be paid in full in cash or Cash Equivalents, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise; and until all such Obligations with respect to all Senior Debt are paid in full in cash or Cash Equivalents, any distribution to which the Holders of the Notes would be entitled but for the subordination provisions will be made to the holders of Senior Debt as their interests may appear. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

                  (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by Section 10.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

                  (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assumed the Company's obligations hereunder in accordance with Article Five hereof.

SECTION 10.04.    Payments May Be Paid Prior to Dissolution.

                  Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section
10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the second sentence of Section 10.02(a) or in Section 10.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 10.02(a) and Section 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

SECTION 10.05.    Subrogation.

                  After the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of amounts payable under the Senior Debt, then the Holders shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Debt in full in cash or Cash Equivalents.

SECTION 10.06.    Obligations of the Company Unconditional.

                  Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 10.07.    Notice to Trustee.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge by a Trust Officer to the contrary) that no such facts exist.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts perti-nent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such person to receive such payment.

SECTION 10.08.    Reliance on Judicial Order or Certificate of Liquidating
                  Agent.

                  Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.09.    Trustee's Relation to Senior Debt.

                  The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

                  Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.

                  No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 10.11.    Noteholders Authorize Trustee To Effectuate Subordination of
                  Notes.

                  Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

                  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.12.    This Article Ten Not To Prevent Events of Default.

                  The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of a Default or an Event of Default under
Section 6.01.

                  Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Ten of the holders, from time to time, of Senior Debt.

SECTION 10.13.    Trustee's Compensation Not Prejudiced.

                  Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                 ARTICLE ELEVEN

                                    GUARANTEE

SECTION 11.01.    Unconditional Guarantee.

                  Each Guarantor hereby fully and unconditionally, jointly and severally, guarantees, on an unsecured senior subordinated basis subject to Article Twelve, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the princi-pal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.05. Each Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by omplete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 11.02.    Subordination of Guarantee.

                  The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Debt of such Guarantor, to the extent and in the manner provided in Article Twelve.

SECTION 11.03.    Severability.

                  In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.04.    Release of a Guarantor.

                  (a) If no Default exists or would exist under this Indenture, upon the sale or disposition of all of the Capital Stock, or all or substantially all of the assets, of a Guarantor by the Company or one or more Restricted Subsidiaries of the Company in a transaction constituting an Asset Sale the Net Cash Proceeds of which are applied in accordance with Section 4.14 and the Guarantor is released from all of its obligations under the Credit Agreement, or upon the consolidation or merger of a Guarantor with or into any Person in compliance with Article Five (in each case, other than to the Company or a Wholly Owned Restricted Subsidiary), or if any Guarantor is dissolved or liquidated in accordance with this Indenture, or if a Guarantor is designated an Unrestricted Subsidiary, such Guarantor and each Subsidiary of such Guarantor that is also a Guarantor shall be automatically and unconditionally released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder; provided, however, that each such Guarantor is sold or disposed of in accordance with this Indenture. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Eleven.

                  (b) The Trustee shall execute an appropriate instrument delivered by the Company evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 11.04. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article Eleven.

SECTION 11.05.    Limitation of Guarantor's Liability.

                  Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, the Guarantor Senior Debt of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.07, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.06.    Guarantors May Consolidate, etc., on Certain Terms.

                  (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company or shall prevent any sale of assets or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

                  (b) Except as set forth in Article Four, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor), or shall prevent any sale or conveyance of all or substantially all of the assets of a Guarantor to a corporation other than the Company or another Guarantor (whether or not affiliated with the Guarantor); provided, however, that, subject to Sections 11.04 and 11.06(a), either (x) the transaction is an Asset Sale consummated in accordance with Section 4.14, or (y) (i) the entity formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia, (ii) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, (iii) each Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Guarantee of such Guarantor set forth in this Article Eleven, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the Surviving Entity), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, together with an Officers' Certificate of the Company and an Opinion of Counsel stating that the transaction and such supplemental indenture comply with this Indenture, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property and (iv) immediately after giving effect to such transaction, the Company shall be in compliance with
Section 5.01(a)(ii) of this Indenture. In the case of any such consolidation, merger, sale or conveyance that is not an Asset Sale consummated in accordance with Section 4.14 upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (iv) of Section 5.01(a).

SECTION 11.07.    Contribution.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts including, without limitation, Guarantor Senior Debt (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

SECTION 11.08.    Waiver of Subrogation.

                  Until all Obligations are paid in full each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantees and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall, subject to the provisions of Section 11.02, Article Ten and Article Twelve, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.08 is knowingly made in contemplation of such benefits.

SECTION 11.09.    Execution of Guarantee.

                  To evidence their Guarantee to the Holders set forth in this Article Eleven, the Guarantors hereby agree to execute the Guarantee in substantially the form included in Exhibit F, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by one Officer, (who shall have been duly authorized by all requisite corporate actions) who shall attest to such Guarantee prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signature upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 11.10.    Waiver of Stay, Extension or Usury Laws.

                  Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE TWELVE

                     SUBORDINATION OF GUARANTEE OBLIGATIONS

SECTION 12.01.    Guarantee Obligations Subordinated to Guarantor Senior Debt.

                  Each Guarantor covenants and agrees, and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Guarantees shall be issued subject to the provisions of this Article Twelve; and the Trustee and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes pursuant to the Guarantees by any Guarantor shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Guarantor Senior Debt of such Guarantor; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt, and that each holder of Guarantor Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt in reliance upon the covenants and provisions contained in this Indenture, the Notes and the Guarantees.

SECTION 12.02.    No Payment on Notes in Certain Circumstances.

                  (a) If any default occurs and is continuing in the payment when due, whether at stated maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of or regularly accruing fees with respect to any Guarantor Senior Debt of any Guarantor, no payment of any kind or character shall be made by or on behalf of such Guarantor or any other Person on its or their behalf with respect to any Obligations on the Notes or any of the obligations of such Guarantor on its Guarantee or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt guaranteed by a Guarantor (which guarantee constitutes Guarantor Senior Debt of such Guarantor), as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Payment Blockage Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated

Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Payment Blockage Notice (the "Blockage Period"), neither such Guarantor nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or
(y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default that existed or was continuing on the date of the delivery of any Payment Blockage Notice to the Trustee with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of delivery of any Payment Blockage Notice that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

                  (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Guarantors and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Debt.

                  Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Guarantor Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equiva-lents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Guarantees.

SECTION 12.03.    Payment Over of Proceeds upon Dissolution, Etc.

                  (a) Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Debt shall first be paid in full in cash or Cash Equivalents, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes or any of the Obligations of such Guarantor on its Guarantee, or for the acquisition of any of the Notes for cash or property or otherwise; and until all such Obligations with respect to all Guarantor Senior Debt are paid in full in cash or Cash Equivalents, any distribution to which the Holders of the Notes would be entitled but for the subordination provisions will be made to the holders of Guarantor Senior Debt as their interests may appear. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

                  (b) To the extent any payment of such Guarantor Senior Debt (whether by or on behalf of such Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, such Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 12.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of such Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

                  (d) The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Section 11.06 and as long as permitted under the terms of the Guarantor Senior Debt of such Guarantor shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume such Guarantor's obligations hereunder in accordance with Section 11.06.

SECTION 12.04.    Payments May Be Paid Prior to Dissolution.

                  Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Sections 12.02 and 12.03, from making payments of principal and interest on the Notes at any time for the purpose of making payments in respect of its Guarantee, or from depositing with the Trustee any moneys for such payments, or
(ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.02 or 12.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments in respect of principal and interest on the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the second sentence of Section 10.02(a), or
Section 10.07, 12.02(a) or 12.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 12.02(a) and Section 12.03). A Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

SECTION 12.05.    Subrogation.

                  After the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of a Guarantor, the Holders of the Guarantee of such Guarantor shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guarantor to receive payments or distributions of cash, property or securities of such Guarantor applicable to such Guarantor Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Guarantor Senior Debt by or on behalf of such Guarantor or by or on behalf of the Holders by virtue of this Article Twelve which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders of the Notes, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Debt, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Guarantor Senior Debt, on the other hand.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of amounts payable under the Guarantor Senior Debt, then the Holders shall be entitled to receive from the holders of such Guarantor Senior Debt any payments or distributions received by such holders of Guarantor Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of the Guarantor Senior Debt in full in cash or Cash Equivalents.

SECTION 12.06.    Obligations of the Guarantors Unconditional.

                  Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Notes or the Guarantees is intended to or shall impair, as among the Guarantors, its creditors other than the holders of Guarantor Senior Debt, and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

SECTION 12.07.    Notice to Trustee.

                  The Guarantors shall give prompt written notice to the Trustee of any fact known to the Guarantors which would prohibit the making of any payment to or by the Trustee in respect of the Notes and the Guarantees pursuant to the provisions of this Article Twelve. Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer shall have received notice in writing from the Guarantors, or from a holder of Guarantor Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge by a Trust Officer to the contrary) that no such facts exist.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to partici-pate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amounts of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such person to receive such payment.

SECTION 12.08.    Reliance on Judicial Order or Certificate of Liquidating
                  Agent.

                  Upon any payment or distribution of assets of any Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.09.    Trustee's Relation to Guarantor Senior Indebtedness.

                  The Trustee and any agent of the Guarantors or the Trustee shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                  With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt.

                  Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 12.10. Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders of Guarantor Senior Debt.

                  No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantors or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantors with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Notes to the holders of the Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Guarantors and any other Person.

SECTION 12.11. Noteholders Authorize Trustee To Effectuate Subordination of Guarantee Obligations.

                  Each Holder of the Notes and the Guarantees by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appro-priate to effectuate, as between the holders of Guarantor Senior Debt and the Holders, the subordination provided in this Article Twelve, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

                  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 12.12.    This Article Twelve Not To Prevent Events of Default.

                  The failure to make a payment in respect of the Guarantees by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default.

                  Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Ten of the holders, from time to time, of Guarantor Senior Debt.

SECTION 12.13.    Trustee's Compensation Not Prejudiced.

                  Nothing in this Article Twelve will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01.    TIA Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided that this
Section 13.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 13.02.    Notices.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, by reputable overnight delivery service, or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


                           If to the Company and/or any Guarantor:

                                    RailWorks Corporation
                                    1104 Kenilworth Drive, Suite 301
                                    Baltimore, Maryland  21204

                                    Facsimile No.:  (410) 825-6920
                                    Attention:  Chief Financial Officer

                           with copies to:

                                    King & Spalding

                                    1185 Avenue of the Americas
                                    New York, NY  10036

                                    Facsimile No.:  (212) 556-2100
                                    Attention:  Mary A. Bernard

                           If to the Trustee:

                                    First Union National Bank
                                    Corporate Trust (VA 2379)
                                    800 East Main Street
                                    Richmond, VA  23219

                                    Telecopier No.:
                                    Attention:  Corporate Trust Administration

                  The Company, the Guarantors and the Trustee by written notice to each other may designate additional or different addresses for notices. Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; one (1) Business Day after mailing by reputable overnight courier, and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.    Communications by Holders with Other Holders.

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, if any, the Trus-tee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

SECTION 13.04.    Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company or the Guarantors to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                    (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with;

                    (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                    (3) where applicable, a certificate or opinion by an independent certified public accountant reasonably satisfactory to the Trustee that complies with TIA ss. 314(c).

SECTION 13.05.    Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

                    (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 13.06.    Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.    Legal Holidays.

                  A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.08.    Governing Law.

                  THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

SECTION 13.09.    No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.    No Recourse Against Others.

                  A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. This provision does not affect any possible claims under federal securities laws.

SECTION 13.11.    Successors.

                  All agreements of the Company and the Guarantors, if any, in this Indenture, the Notes and the Guarantees, if any, shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12.    Duplicate Originals.

                  All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13.    Severability.

                  In case any one or more of the provisions in this Indenture or in the Notes or the Guarantees, if any, shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.14.    Independence of Covenants.

                  All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES


                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                    RAILWORKS CORPORATION


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    Guarantors:


                                    ALPHA-KEYSTONE ENGINEERING, INC.,
                                       as guarantor

                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    ARMCORE ACQUISITION CORP.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    ARMCORE RAILROAD CONTRACTORS, INC., as
                                       guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President

                                    ANNEX RAILROAD BUILDERS, INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    COMSTOCK HOLDINGS, INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Peter Alan Pasch
                                       Title:       President


                                    L.K. COMSTOCK & COMPANY, INC.
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Peter Alan Pasch
                                       Title:       Vice Chairman


                                    COMTRAK CONSTRUCTION, INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    CONDON BROTHERS, INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President

                                    CPI CONCRETE PRODUCTS INCORPORATED, as
                                       guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    FCM RAIL, LTD., as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    F&V METRO RW, INC.


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    F&V METRO CONTRACTING CORP.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President



                                    GANTREX RW, INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President

                                    GANTREX CORPORATION,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    GANTREX SYSTEMS, INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    H.P. MCGINLEY INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    IMPULSE ENTERPRISES
                                       OF NEW YORK, INC.


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    KENNEDY RAILROAD BUILDERS, INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President

                                    MERIT RAILROAD CONTRACTORS, INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    MIDWEST CONSTRUCTION SERVICES, INC., as
                                       guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    MID WEST RW, INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    MID WEST RAILROAD CONSTRUCTION &
                                       MAINTENANCE CORPORATION OF WYOMING,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President

                                    MINNESOTA RAILROAD SERVICE, INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    NEW ENGLAND RAILROAD CONSTRUCTION CO.,
                                       INC., as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    NORTHERN RAIL SERVICE AND SUPPLY
                                       COMPANY, INC., as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    R. & M. B. RAIL CO., INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    RAILCORP, INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President

                                    RAILROAD SERVICE, INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    RAILROAD SPECIALTIES, INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    SHELDON ELECTRIC, INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    SOUTHERN INDIANA WOOD PRESERVING CO.,
                                       INC., as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    U.S. TRACKWORKS, INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President

                                    U.S. RAILWAY SUPPLY, INC.,
                                        as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    V & R ELECTRICAL
                                       CONTRACTORS, INC.


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    WM. A. SMITH CONSTRUCTION CO. INC., as
                                       guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    WM A. SMITH RERAILING SERVICES, INC.,
                                       as guarantor


                                    By:
                                       -----------------------------------------
                                       Name:        Michael R. Azarela
                                       Title:       Executive Vice President


                                    Trustee:


                                    FIRST UNION NATIONAL BANK
                                      as Trustee

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                             [FORM OF SERIES A NOTE]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),(2),(3) or (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATIONS S UNDER THE SECURITIES ACT.

                                                             CUSIP No.


                              RAILWORKS CORPORATION

               11 1/2% Senior Subordinated Note due 2009, Series A

No.                                                    $

         RAILWORKS CORPORATION, a Delaware corporation (the "Company"), for value received, promises to pay to or registered assigns, the principal sum
of       , on April 15, 2009.

         Interest Payment Dates: April 15 and October 15

         Record Dates: April 1 and October 1

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.


Dated:  April 7, 1999                  RAILWORKS CORPORATION


                                       By:
                                          --------------------------------------
                                          Name:      Michael R. Azarela
                                          Title:     Executive Vice President
                                                     and Chief Financial Officer


Trustee's Certificate of Authentication

         This is one of the 11 1/2% Senior Subordinated Notes due 2009, Series A, referred to in the within-mentioned Indenture.


Dated:  April 7, 1999


                                       FIRST UNION NATIONAL BANK, as Trustee

                                       By:
                                          --------------------------------------
                                                  Authorized Signatory

                                (REVERSE OF NOTE)

               11 1/2% Senior Subordinated Note due 2009, Series A


                  1. Principal and Interest. RAILWORKS CORPORATION, a Delaware corporation (the "Company"), promises to pay the principal of this Note on April 15, 2009, or earlier as provided in the Indenture. The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 7, 1999. The Company will pay interest semi-annually in arrears on each April 15 and October 15 (each, an "Interest Payment Date") and at stated maturity, commencing on October 15, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months and in the case of a partial month, the actual number of days elapsed.

                  The Company shall pay interest on overdue principal and on overdue installments of interest, to the extent lawful, from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods).

                  2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. If an Interest Payment Date is a date other than a Business Day, payment may be made on the next succeeding day that is a Business Day.

                  3. Paying Agent and Registrar. FIRST UNION NATIONAL BANK (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

                  4. Indenture. The Company issued the Notes under an Indenture, dated as of April 7, 1999 (the "Indenture"), among the Company, each of the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 11 1/2% Senior Subordinated Notes due 2009, Series A (the "Initial Notes"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $250,000,000, which may be issued under the Indenture; provided the principal amount of Initial Notes issued on the Issue Date will not exceed $125,000,000. The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under the Indenture subsequent to the Issue Date, a registration rights agreement similar to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $250,000,000. Under Article Eleven of the Indenture the payment on each Note is guaranteed on a senior subordinated basis by the Guarantors. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  5. (a) Redemption. Except as provided below, the Notes may not be redeemed prior to April 15, 2004. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the twelve-month period commencing on April 15 of the year set forth below:


         YEAR                                                         PERCENTAGE
         ----                                                         ----------
         2004.....................................................     105.750%
         2005.....................................................     103.833%
         2006.....................................................     101.917%
         2007 and thereafter......................................     100.000%

In addition, the Company must pay accrued and unpaid interest on the Notes redeemed.

                  (b) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to April 15, 2002, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of 111.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption and the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

                  As used in the preceding paragraph, "Equity Offering" means a public or private offering of Qualified Capital Stock of the Company; provided that, in the event such equity offering is not in the form of an underwritten public offering registered under the Securities Act, the proceeds received by the Company directly or indirectly from such offering are not less than $10.0 million.

                  6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

                  7. Offers to Purchase. Sections 4.13 and 4.14 of the Indenture provide that, upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  8. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash

Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of each Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

                  9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer or exchange of Notes in accordance with this Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as required by law or as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part). The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

                  10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and interest on the Notes to redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

                  13. Amendment; Supplement; Waiver. Subject to certain exceptions in the Indenture, the Indenture, the Notes or the Guarantees, if any, may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without consent of any Holder, the parties thereto may amend or supplement this Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

                  14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other Restricted Payments, consummate certain Asset Sales, enter into certain transactions with Affiliates, incur Liens, incur Indebtedness that is subordinate to Senior Debt but senior in right of payment to the Notes, impose restrictions on the ability of a Subsidiary to pay dividends or make certain payments to the Company and its Subsidiaries, merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

                  16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from

Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

                  17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  18. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  19. Authentication. This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

                  20. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE HOLDERS AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

                  21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  23. Registration Rights. Pursuant to the Registration Rights Agreement, the Company and the Guarantors will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Series A Note for an 11 1/2% Senior Subordinated Note due 2009, Series B, of the Company (an "Unrestricted Note") which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Notes (other than as relates to registration rights and transfer restrictions). The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  24. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of this Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

                  25. Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
RAILWORKS CORPORATION, 1104 Kenilworth Drive, Suite 301, Baltimore, MD 21204,
Attention: Chief Financial Officer.

                              [FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

--------------------------------

--------------------------------------------------------------------------------
                     (please print or type name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints


--------------------------------------------------------------------------------
attorney to transfer the Note on the books of the Company with full power of substitution in the premises.


Dated:
      -----------------------------     ----------------------------------------
                                        NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


Signature Guarantee:
                    ------------------------------------------------------------

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) April 7, 2001 the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]

(1) ___   to the Company or a subsidiary thereof; or

(2) ___ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___ outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) ___ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7) ___ pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

                  [ ]      The transferee is an Affiliate of the Company.

                  Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
(3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of l933, as amended.

                  If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:                                 Signed:
      --------------------------------        ----------------------------------
                                              (Sign exactly as name appears on
                                              the other side of this Note)

Signature Guarantee:
                    ------------------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      ----------------------------     -----------------------------------------

                                       NOTICE: To be executed by an executive
                                       officer

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.13 [      ] Section 4.14 [      ]


                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount: $_____________

Date:                                   Your Signature:
     -----------------------------                     -------------------------
                                                      (Sign exactly as your name
                                                      appears on the other side
                                                      of this Note)

Signature Guarantee:
                    ------------------------------------------------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B

                                                            CUSIP NO.

                              RAILWORKS CORPORATION


               11 1/2% Senior Subordinated Note due 2009, Series B


No.                                                         $

                  RAILWORKS CORPORATION, a Delaware corporation (the "Company"),
for value received, promises to pay to              or registered assigns,
the principal sum of             Dollars, on April 15, 2009.

                  Interest Payment Dates: April 15 and October 15

                  Record Dates: April 1 and October 1

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:               , 1999         RAILWORKS CORPORATION


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


Trustee's Certificate of Authentication


                  This is one of the 11 1/2% Senior Subordinated Notes due 2009, Series B referred to in the within-mentioned Indenture.


Dated:               , 1999


                                    FIRST UNION NATIONAL BANK, as Trustee

                                    By:
                                       -----------------------------------------
                                       Authorized Signatory

                                (REVERSE OF NOTE)

               11 1/2% Senior Subordinated Note due 2009, Series B


                  1. Principal and Interest. RAILWORKS CORPORATION, a Delaware corporation (the "Company"), promises to pay the principal of this Note on April 15, 2009 or earlier as provided in the Indenture. The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 7, 1999. The Company will pay interest semi-annually in arrears on each April 15 and October 15 (each, an "Interest Payment Date") and at stated maturity, commencing on October 15, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months and in the case of a partial month, the actual number of days elapsed.

                  The Company shall pay interest on overdue principal and on overdue installments of interest, to the extent lawful, from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods).

                  2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. If an Interest Payment Date is a date other than a Business Day, payment may be made on the next succeeding day that is a Business Day.

                  3. Paying Agent and Registrar. FIRST UNION NATIONAL BANK (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

                  4. Indenture. The Company issued the Notes under an Indenture, dated as of April 7, 1999 (the "Indenture"), among the Company, each of the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 11 1/2% Senior Subordinated Notes due 2009, Series B (the "Exchange Notes"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $250,000,000, which may be issued under the Indenture; provided the principal amount of Initial Notes issued on the Issue Date shall not exceed $125,000,000. The Notes include the 11 1/2% Senior Subordinated Notes due 2009, Series A (the "Initial Notes"), the Private Exchange Notes and the Unrestricted Notes. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $250,000,000. Under Article Eleven of the Indenture the payment on each Note is guaranteed on a senior subordinated basis by the Guarantors. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  5. (a) Redemption. Except as provided below, the Notes may not be redeemed prior to April 15, 2004. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the twelve-month period commencing on April 15 of the year set forth below:


         YEAR                                                         PERCENTAGE
         ----                                                         ----------
         2004.....................................................     105.750%
         2005.....................................................     103.833%
         2006.....................................................     101.917%
         2007 and thereafter......................................     100.000%

In addition, the Company must pay accrued and unpaid interest on the Notes redeemed.

                  (b) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to April 15, 2002, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of 111.500% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption and the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

                  As used in the preceding paragraph, "Equity Offering" means a public or private offering of Qualified Capital Stock of the Company; provided that, in the event such equity offering is not in the form of an underwritten public offering registered under the Securities Act, the proceeds received by the Company directly or indirectly from such offering are not less than $10.0 million.

                  6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

                  7. Offers to Purchase. Sections 4.13 and 4.14 of the Indenture provide that, upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  8. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of



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


the Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of each Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

                  9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with this Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as required by law or as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part). The Registrar need not register the transfer of or exchange any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

                  10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and interest on the Notes to redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

                  13. Amendment; Supplement; Waiver. Subject to certain exceptions in the Indenture, the Indenture, the Notes or the Guarantees, if any, may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without consent of any Holder, the parties thereto may amend or supplement this Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

                  14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other Restricted Payments, consummate certain Asset Sales, enter into certain transactions with Affiliates, incur Liens, incur Indebtedness that is subordinate to Senior Debt but senior in right of payment to the Notes, impose restrictions on the ability of a Subsidiary to pay dividends or make certain payments to the Company and its Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.



                                      B-7